EX-99.B(g)(3)

SECURITIES LENDING AGREEMENT

Exhibit A

FUNDS OF WELLS FARGO FUNDS TRUST

1.	Asset Allocation Fund
2.	California Limited Term Tax-Free Fund
3.	California Tax-Free Fund
4.	Colorado Tax-Free Fund
5.	C&B Large Cap Value Fund
6.	C&B Mid Cap Value Fund
7.	C&B Tax-Managed Value Fund
8.	Diversified Bond Fund
9.	Diversified Equity Fund
10.	Diversified Small Cap Fund
11.	Equity Income Fund
12.	Equity Index Fund
13.	Growth Balanced Fund
14.	Growth Equity Fund
15.	Growth Fund
16.	High Yield Bond Fund
17.	Income Fund
18.	Income Plus Fund
19.	Index Allocation Fund
20.	Index Fund
21.	Inflation-Protected Bond Fund
22.	Intermediate Government Income Fund
23.	International Equity Fund
24.	Large Cap Appreciation Fund
25.	Large Cap Value Fund
26.	Large Company Growth Fund
27.	Limited Term Government Income Fund
28.	Minnesota Tax-Free Fund
29.	Moderate Balanced Fund
30.	Montgomery Emerging Markets Focus Fund
31.	Montgomery Institutional Emerging Markets Fund
32.	Montgomery Mid Cap Growth Fund
33.	Montgomery Short Duration Government Bond Fund
34.	Montgomery Small Cap Fund
35.	Montgomery Total Return Bond Fund
36.	National Limited Term Tax-Free Fund
37.	National Tax-Free Fund
38.	Nebraska Tax-Free Fund
39.	Outlook Today Fund
40.	Outlook 2010 Fund
41.	Outlook 2020 Fund
42.	Outlook 2030 Fund
43.	Outlook 2040 Fund
44.	Overseas Fund
45.	SIFE Specialized Financial Services Fund
46.	Small Cap Growth Fund
47.	Small Cap Opportunities Fund
48.	Small Company Growth Fund
49.	Small Company Value Fund
50.	Specialized Health Sciences Fund
51.	Specialized Technology Fund
52.	Stable Income Fund
53.	Strategic Growth Allocation Fund
54.	Strategic Income Fund
55.	Tactical Maturity Bond Fund
56.	WealthBuilder Conservative Allocation Portfolio
57.	WealthBuilder Equity Portfolio
58.	WealthBuilder Growth Allocation Portfolio
59.	WealthBuilder Growth Balanced Portfolio
60.	WealthBuilder Moderate Balanced Portfolio
61.	WealthBuilder Tactical Equity Portfolio

Most Recent annual agreement approval by the Board of Trustees: May 18, 2004

Exhibit A amended: August 10, 2004